As filed with the Securities and Exchange Commission on July 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Reformation Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-2302327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5801 S. 2nd St., Vernon, CA	90058
(Address of Principal Executive Offices)	(Zip Code)

Reformation Inc. 2019 Stock Option Plan

Reformation Inc. 2026 Omnibus Incentive Plan

Reformation Inc. Employee Stock Purchase Plan

(Full title of the plans)

Hali Borenstein

Chief Executive Officer

5801 S. 2nd St.

Vernon, CA 90058

(Name and address of agents for service)

(213) 282-2025

(Telephone number, including area code, of agent for service)

Copies to:

Laura Kaufmann Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Joshua Moore Chief Financial Officer Reformation Inc. 5801 S. 2nd St. Vernon, CA 90058 (213) 282-2025

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*	The information specified in Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”). Documents containing such information have been or will be sent or delivered to participants in the Reformation Inc. 2019 Stock Option Plan, Reformation Inc. 2026 Omnibus Incentive Plan and Reformation Inc. Employee Stock Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Reformation Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents:

(a)            The Registrant’s prospectus contained in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 20, 2026 (File No. 333-297039), which includes the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)            The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on July 29, 2026 (File No. 001-43424), to register such securities under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC. Unless expressly incorporated into this Registration Statement, a Current Report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation will provide that its directors and officers will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation is not permitted under the DGCL, as may be amended, or for liability:

•	for any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	in the case of a director, pursuant to Section 174 of the DGCL;

•	for any transaction from which the director derived an improper personal benefit; or

•	in the case of an officer, in any action by or in the right of the Registrant.

The Registrant’s amended and restated bylaws will provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by law. The Registrant will also be expressly authorized to advance certain expenses (including attorneys’ fees) to its directors and officers and carry directors’ and officers’ insurance providing for indemnification of its directors and officers for some liabilities.

Prior to the completion of this offering, the Registrant will enter into indemnification agreements with each of its directors and officers that will provide for, among other things, indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties, and amounts paid in settlement (with the Registrant’s consent) of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative. The indemnification agreements will also provide for the advancement or payment of all expenses to the Registrant’s directors and officers and for reimbursement of such advanced expenses to the Registrant if it is found that such director or officer is not entitled to such indemnification under applicable law.

The Registrant will obtain a general liability insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant, its directors, its officers, or persons who control the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description
4.1	Form of Amended and Restated Certificate of Incorporation of Reformation Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-297039), filed with the SEC on July 20, 2026).

4.2	Form of Amended and Restated Bylaws of Reformation Inc. (incorporated by reference to Exhibit 3.4 filed with the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-297039), filed with the SEC on July 23, 2026).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-297039), filed with the SEC on July 20, 2026).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Amended and Restated Reformation Inc. 2019 Stock Option Plan (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-297039), filed with the SEC on July 20, 2026).

99.2	Form of 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 filed with the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-297039), filed with the SEC on July 20, 2026).

99.3	Form of Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-297039), filed with the SEC on July 20, 2026).

107*	Filing Fee Table.

__________________

* Filed herewith.

Item 9.    Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon, State of California on July 29, 2026.

Reformation Inc.

By	/s/ Hali Borenstein
Name:	Hali Borenstein

Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Hali Borenstein and Joshua Moore, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for each of them singly, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, including, without limitation, to sign for him or her and in his or her name in the capacities indicated below, the Registration Statement on Form S-8 (this “Registration Statement”) to be filed with the SEC, including any and all post-effective amendments or supplements to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hali Borenstein	Chief Executive Officer, President and Director	July 29, 2026
Hali Borenstein	(Principal Executive Officer)

/s/ Joshua Moore	Chief Financial Officer	July 29, 2026
Joshua Moore	(Principal Financial and Accounting Officer)

/s/ Yael Aflalo	Director	July 29, 2026
Yael Aflalo

/s/ Zipporah Allen	Director	July 29, 2026
Zipporah Allen

/s/ John Coyle	Director	July 29, 2026
John Coyle

/s/ Shreya Kadaba	Director	July 29, 2026
Shreya Kadaba

/s/ Brigitte Kleine	Director	July 29, 2026
Brigitte Kleine

/s/ Steven Miller	Director	July 29, 2026
Steven Miller

/s/ Stacey S. Rauch	Director	July 29, 2026
Stacey S. Rauch